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                                                                   EXHIBIT 10.57

October 2, 2001


                                 Bank of America
                           Financial Strategies Group
                                414 Union Street
                           Nashville, Tennessee 37239


Mr. Calvin Massmann
Chief Financial Officer
Tractor Supply Co.
320 Plus Park Blvd.
Nashville, TN 37217

Dear Cal:

Bank of America, N.A., as administrative agent is pleased to inform that the Bank Group for Tractor Supply's $125,000,000 credit facility has unanimously approved the one year extension as allowed in Section 2.4 of the Credit Agreement dated November 3, 2000. The new maturity for the facility is November 2, 2004.


Sincerely




/s/ Bryan Hulker
---------------------
Senior Vice President